UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2017

MAX SOUND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51886	26-3534190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8861 Villa La Jolla Drive, Unit 12109, La Jolla, California, 92037

(Address of principal executive offices including zip code)

800-327-MAXD

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

This disclosure relates to the Company’s granting and issuance of Common Stock in considerations of: (a) issuance of two lines of credit, and (b) forgiveness of interest owed.

On October 2, 2017, the Company and its Board of Directors, in exchange for Greg Halpern’s consideration issuing a line of credit of $100,000 on July 6, 2017 and another line of credit of $200,000 on October 2, 2017 and for Mr. Halpern’s forgiveness of $960,000 of interest owed to Mr. Halpern for his Preferred Shares accrued dividend rate of 8% per annum of five million shares of Series A Convertible Preferred Stock, deemed it proper to grant Mr. Halpern 800,000,000 shares of the Company’s common stock.

At his election, Mr. Halpern may convert these Common Shares into 5,000,000 Series A Convertible Preferred Shares with the same voting rights, interest and percentages as his previously granted and owned Series A Convertible Preferred Shares.

This exchange shall consist of eight hundred million (800,000,000) shares of Common Stock with a face amount stated value of each share being [$0.0012][I.E., $960,000.00 / $0.0012 = 800,000,000].

The shares are issued as a private placement of securities exempt from registration as a transaction not involving a public offering of securities.

For more information regarding the above, please refer to the Written Consent of the Directors, which is attached as an exhibit to this filing.

ITEM 2.01. Exhibits.

1.     Written Consent (Exhibit A)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2017

MAX SOUND CORPORATION

By:

Name: Mr. John Blaisure

Title: Chief Executive Officer